10K.02-1




EXHIBIT 21.01


           SUBSIDIARIES OF PARK ELECTROCHEMICAL CORP.


      The following table lists Park's subsidiaries and the jurisdiction in which each such subsidiary is organized.


               Name                 Jurisdiction of
                                     Incorporation
Dielectric Polymers, Inc.           Massachusetts
Dielektra GmbH                      Germany
FiberCote Industries, Inc.          Connecticut
Nelco GmbH                          West Germany
Nelco Products, Inc.                Delaware
Nelco Products Pte. Ltd.            Singapore
Nelco Products Snd. Bhd.            Malaysia
Nelco Products (Wuxi) Co., Ltd.     China
Nelco S.A.S.                        France
Nelco STS, Inc.                     Delaware
Nelco Technology, Inc.              Delaware
Neltec, Inc.                        Delaware
Neltec S.A.                         France
Neluk, Inc.                         Delaware
New England Laminates Co., Inc.     New York
New England Laminates (U.K.) Ltd.   England
Park Advanced Product Development   Delaware
Corp.
ParkNelco SNC                       France
Technocharge Limited                England